As filed with the Securities and Exchange Commission on February 11, 2010

Registration Number 333-162350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CryoPort, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20382 Barents Sea Circle

Lake Forest, California 92630

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Larry G. Stambaugh

Chief Executive Officer

20382 Barents Sea Circle

Lake Forest, California 92630

(949) 470-2300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark R. Ziebell, Esq. Anthony Ippolito, Esq. Snell & Wilmer L.L.P. 600 Anton Boulevard., Suite 1400 Costa Mesa, California 92626 Tel: (714) 427-7400 Fax: (714) 427-7799	Gregory Sichenzia, Esq. Thomas Rose, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Tel: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.001 par value, and one warrant(2)	$17,250,000	$1,229.93
Shares of common stock included as part of the units	—	— (3)
Warrants included as part of the units	—	— (3)
Shares of common stock underlying the warrants included in the units(2)(4)	$18,975,000	$1,352.92
Total	$36,225,000	$2,582.85(5)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes $2,250,000 of units that the representative of the underwriters has the option to purchase to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional shares of common stock that are issuable by reason of the anti-dilution provisions of the warrants.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment is being filed soley for the purpose of filing Exhibits 1.1 and 10.24 and correcting the Item number references in Part II of the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$2,582.85
Accounting Fees and Expenses	$35,000	*
NASDAQ Capital Market Listing Fee	$7,500	*
Printing and Engraving Expenses	$20,000	*
Legal Fees and Expenses	$125,000	*
Miscellaneous	$9,917.15	*

Total	$200,000

*	Estimated

Item 14.	Indemnification of Officers and Directors

Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities

The following is a summary of transactions by CryoPort during the past three years involving the issuance and sale of CryoPort’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the

Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

On October 9, 2009, the Compensation and Governance Committee granted Larry Stambaugh an option to purchase 67,000 shares of common stock at an exercise price of $4.50 per share (the closing price of CryoPort’s stock on the date of grant). The right to exercise the stock options will vest as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

On October 9, 2009, the Compensation and Governance Committee granted Catherine Doll an option to purchase 2,000 shares of common stock at an exercise price of $4.50 per share (the closing price of CryoPort’s stock on the date of grant). The right to exercise the stock options will vest as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

On October 15, 2009, CryoPort issued 2,262 shares of common stock upon the cashless exercises of a total of 5,140 warrants at an average exercise price of $2.80 per share.

On October 30, 2009, $90,000 of the May 2008 Debentures was converted by the note holder. Using the conversion rate of $4.50 per share per the terms of the Debenture, 20,000 shares of registered common stock were issued to the investor.

On November 4, 2009, CryoPort issued 5,882 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for services performed by the Board of Directors. On June 11, 2009 and April 13, 2009, CryoPort filed the related Forms S-8 with the SEC. These shares of common stock were issued at a value of $4.30 per share.

On November 7, 2009, CryoPort issued 2,456 shares of common stock upon the cashless exercises of a total of 6,500 warrants at an average exercise price of $2.80 per share.

On November 17, 2009, CryoPort issued 4,314 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for legal services performed by Gary Cannon. On June 11, 2009 and April 13, 2009, CryoPort filed the related Forms S-8 with the SEC. These shares of common stock were issued at a value of $5.10 per share.

On November 19, 2009, $180,000 of the May 2008 Debentures was converted by the note holder. Using the conversion rate of $4.50 per share per the terms of the Debenture, 40,000 shares of registered common stock were issued to the investor.

On November 25, 2009, $100,000 of the October 2007 Debentures was converted by the note holder. Using the conversion rate of $4.50 per share per the terms of the Debenture, 22,223 shares of registered common stock were issued to the investor.

During the six months ended September 30, 2009, CryoPort issued convertible debentures with an aggregate principal amount of $1,321,500. CryoPort paid $79,290 in commissions to the broker. In addition, CryoPort issued to the purchasers of the convertible debentures warrants to purchase an aggregate of 51,728 shares of common stock at an initial exercise price of $5.10.

On July 1, 2009, CryoPort paid accrued interest due on the Debentures in the amount of $37,620 by issuing to the debenture holders a total of 9,405 shares of common stock, based on the contractual exchange rate of $4.00 per share.

During the period July 1, 2009 through December 31, 2009, CryoPort issued an aggregate of 479,033 shares of common stock upon the exercise of outstanding warrants. The average exercise price of the warrants was $3.00 per share and CryoPort received aggregate proceeds of $1,437,100.

On July 30, 2009, in connection with CryoPort’s execution of a Consent, Waiver and Agreement with the holders of the Debentures, the exercise price of certain outstanding warrants held by such holders was reduced to $5.10 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 404,351 shares of common stock.

In August 2009, CryoPort issued a fully vested warrant to purchase 600 shares of common stock to Gary C. Cannon, who then served as CryoPort’s Corporate Legal Counsel and as a member of the Advisory Board. The exercise price of the warrant was $5.10 per share.

On August 21, 2009, the Compensation and Governance Committee granted Adam Michelin an option to purchase 5,000 shares of common stock at an exercise price of $4.80 per share (the closing price of CryoPort’s stock on the date of grant) in consideration for his services as an independent director and Chairman of the Audit Committee. The option vests in four equal quarterly increments.

On August 21, 2009 the Compensation and Governance Committee granted Carlton Johnson an option to purchase 5,000 shares of common stock at an exercise price of $4.80 per share (the closing price of CryoPort’s stock on the date of grant) in consideration for his service as an independent director and Chairman of the Compensation and Governance Committee. The option vests in four equal quarterly increments.

On September 22, 2009, $100,000 of the October 2007 Debentures was converted by the note holder. Using the conversion rate of $4.50 per share per the terms of the Debenture, 22,223 shares of registered common stock were issued to the investor.

Effective September 1, 2009, in connection with CryoPort’s execution of a Consent, Waiver and Agreement with the holders of the Debentures, the exercise price of certain outstanding warrants held by such holders was reduced to $4.50 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 359,423 shares of common stock.

During the three months ended June 30, 2009, CryoPort issued 11,035 shares of common stock resulting from the cashless exercises of warrants for 11,900 shares of common stock.

During the three months ended June 30, 2009, CryoPort issued fully vested warrants to purchase a total of 20,000 shares of common stock to various consultants in lieu of fees paid for services performed by consultants to purchase shares of CryoPort’s common stock.

During the three months ended June 30, 2009 CryoPort issued fully vested warrants to purchase 9,680 shares of common stock to members of the Board of Directors to purchase shares of CryoPort’s common stock.

During fiscal 2009, CryoPort issued 8,269 shares of common stock resulting from the cashless exercise of warrants at an average exercise price of $0.40 per share resulting in proceeds of $3,307.

During fiscal 2009, CryoPort issued 15,002 shares of common stock resulting from the cashless exercises of options for 15,700 shares of common stock at an average market price of approximately $0.40 per share resulting in options for 698 shares of common stock used for the cashless conversion.

During fiscal 2009, CryoPort issued 40,224 shares of common stock in lieu of fees paid to a consultant. These shares of common stock were issued at an average value of $6.10 per share for a total cost of $249,102 which has been included in selling general and administrative expenses for the year ended March 31, 2009.

During fiscal 2009, CryoPort issued 40,000 shares of common stock for extinguishment of debt. These shares of common stock were issued at a value of $4.10 per share (based on the stock price on the agreement date) for a total cost of $164,000 which has been included in the loss on extinguishment of debt.

During fiscal 2009, CryoPort issued to an accredited investor Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount. After accounting for commissions and legal and other fees, the net proceeds to us totaled $870,625. In connection with the financing transaction, CryoPort issued to the investor 5-year fully vested warrants to purchase 148,810 shares of common stock at $9.20 per share and 5-year fully vested warrants to purchase 148,810 shares of common stock at $13.50 per share. CryoPort paid to the placement agent cash in the amount of $116,875 and issued fully vested warrants to purchase 14,882 shares of CryoPort’s common stock at $8.40 per share.

During fiscal 2008, 365,272 shares of CryoPort’s common stock were sold to investors at an average price of $2.16 per share resulting in gross proceeds of $789,501.

During fiscal 2008, CryoPort issued 15,625 shares of common stock resulting from the cashless exercises of warrants at an average exercise price of $6.90 per share resulting in proceeds of $107,500.

During fiscal 2008, CryoPort issued 38,673 shares of common stock resulting from the cashless exercise of warrants for 46,547 shares of common stock converted using an average market price of approximately $11.90 per share resulting in 7,874 warrants used for the cashless conversion.

During fiscal 2008, CryoPort issued 37,500 shares of common stock in lieu of fees paid to a consultant. These shares of common stock were issued at a value of $10.20 per share (based on the stock price on the agreement dates after a 15% deduction as the shares of common stock are restricted) for a total cost of $382,500 which has been included in selling general and administrative expenses for the year ended March 31, 2008.

During fiscal 2008, CryoPort issued 15,000 S-8 registered shares of common stock in lieu of fees paid to a consultant for a 36 month consulting agreement. These shares of common stock were issued at a value of $8.00 per share (based on the stock price on the agreement date) for a total cost of $120,000, which is being amortized over the life of the service agreement.

During fiscal 2008, CryoPort issued to a number of accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551. After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.25. In connection with the financing transaction, CryoPort also issued to the investors 5-year fully vested warrants to purchase 560,411 shares of our common stock at $9.20 per share, two-year fully vested warrants to purchase 140,110 shares of common stock at $9.00 per share and 140,110 shares of common stock at $16.00 per share. In connection with this offering, CryoPort paid to a placement agent cash in the amount of $440,000 and issued fully vested warrants to purchase 56,036 shares of CryoPort’s common stock at $8.40 per share.

During fiscal 2007, 469,200 shares of CryoPort’s common stock were sold to investors at an average price of $2.20 per share resulting in net proceeds of $902,028 to CryoPort.

During fiscal 2007, CryoPort issued 833 shares of common stock resulting from exercises of warrants at an average exercise price of $3.00 per share resulting in proceeds of $2,500.

The following table lists the sales of shares of common stock net of offering costs (excluding exercises of options and warrants) and issuances of options and warrants during the 2009, 2008, and 2007 fiscal years.

	Fiscal 2009
	Common Stock			Warrants
	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$—	—	$—	920,654	$6.10
Qtr 2	$—	—	$—	45,976	$8.50
Qtr 3	$—	—	$—	100,614	$8.40
Qtr 4	$—	—	$—	584,690	$5.90

	$—	—		1,651,934

	Fiscal 2008
	Common Stock			Warrants
	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$554,140	344,334	$1.60	605,200	$3.50
Qtr 2	$145,726	20,938	$7.00	111,527	$5.50
Qtr 3	$—	—	$—	921,698	$10.30
Qtr 4	$—	—	$—	79,055	$13.80

	$699,866	365,272		1,717,480

	Fiscal 2007
	Common Stock			Warrants
	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$22,185	1,700	$15.00	—	$—
Qtr 2	$166,605	18,800	$10.20	84,675	$10.00
Qtr 3	$—	—		$—	$—
Qtr 4	$713,238	448,700	$1.80	37,620	$2.80

	$902,028	469,200		122,295

The issuances of the securities of CryoPort in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either CryoPort or any person acting on CryoPort’s behalf; and the certificates for the shares of common stock contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Corporate Charter for G.T.5-Limited issued by the State of Nevada on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.2	Articles of Incorporation for G.T.5-Limited filed with the State of Nevada in May 25, 1990. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.3	Amendment to Articles of Incorporation of G.T.5-Limited increasing the authorized shares of common stock from 5,000,000 to 100,000,000 shares of common stock filed with the State of Nevada on October 12, 2004. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4	Amendment to Articles of Incorporation changing the name of the corporation from G.T.5-Limited to CryoPort, Inc. filed with the State of Nevada on March 16, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4.1	Amended and Restated Articles of Incorporation dated October 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed October 19, 2007.

3.4.2	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on November 2, 2009.***

3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed February 5, 2010.

3.5	Amended and Restated By-Laws of CryoPort, Inc. adopted by the Board of Directors on June 22, 2005 and amended by the Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc. adopted by the Board of Directors on October 9, 2009.***

3.6	Articles of Incorporation of CryoPort Systems, Inc. filed with the State of California on December 11, 2000, including Corporate Charter for CryoPort Systems, Inc. issued by the State of California on December 13, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.7	By-Laws of CryoPort Systems, Inc. adopted by the Board of Directors on December 11, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.8	CryoPort, Inc. Stock Certificate Specimen. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.9	Code of Conduct for CryoPort, Inc. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.10	Code of Ethics for Senior Officers of CryoPort, Inc. and subsidiaries. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.11	Statement of Policy on Insider Trading. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.12	CryoPort, Inc. Audit Committee Charter, under which the Audit Committee will operate, adopted by the Board of Directors on August 19, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.13	CryoPort Systems, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

Exhibit No.	Description

3.14	Stock Option Agreement ISO—Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.15	Stock Option Agreement NSO—Specimen adopted by Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.16	Warrant Agreement—Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.17	Patents and Trademarks

3.17.1	CryoPort Systems, Inc. Patent #6,467,642 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.2	CryoPort Systems, Inc. Patent #6,119,465 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.3	CryoPort Systems, Inc. Patent #6,539,726 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.4	CryoPort Systems, Inc. Trademark #7,583,478,7 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.5	CryoPort Systems, Inc. Trademark #7,586,797,8 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.6	CryoPort Systems, Inc. Trademark #7,748,667,3 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.7	CryoPort Systems, Inc. Trademark #7,737,454,1 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

4.1	Form of Debenture—Original Issue Discount 8% Secured Convertible Debenture dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.1.1	Amendment to Convertible Debenture dated February 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated March 7, 2008 and referred to as Exhibit 10.1.10.

4.1.2	Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.

4.1.2.1	Annex to Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.1.

4.1.3	Amendment to Convertible Debenture dated August 29, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated August 29, 2008.

4.1.4	Amendment to Convertible Debenture effective January 27, 2009 and dated February 20, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 19, 2009.

4.1.5	Amendment to Debentures and Warrants with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated September 1, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated September 17, 2009.

4.2	Form of Common Stock Purchase Warrant dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

Exhibit No.	Description

4.3	Original Issue Discount 8% Secured Convertible Debenture dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008.

4.4	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.5	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.6	Form of Warrant and Warrant Certificate***

5.1	Legal Opinion of Snell & Wilmer L.L.P.***

10.1.1	Stock Exchange Agreement associated with the merger of G.T.5-Limited and CryoPort Systems, Inc. signed on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Note between CryoPort, Inc. and D. Petreccia executed on August 26, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Note between CryoPort, Inc. and J. Dell executed on September 1, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Note between CryoPort, Inc. and M. Grossman executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.5	Commercial Promissory Note between CryoPort, Inc. and P. Mullens executed on September 2, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.6	Commercial Promissory Note between CryoPort, Inc. and R. Takahashi executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.7	Exclusive and Representation Agreement between CryoPort Systems, Inc. and CryoPort Systems, Ltda. executed on August 9, 2001. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.8.

10.1.8	Secured Promissory Note and Loan Agreement between Ventana Group, LLC and CryoPort, Inc. dated May 12, 2006. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.9.

10.2	Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 27, 2007 and referred to as Exhibit 10.3.

10.2.1	Corrected Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K/A dated May 2, 2007 and referred to as Exhibit 10.3.1.

10.3	Consultant Agreement dated April 18, 2007 between CryoPort, Inc. and Malone and Associates, LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.4.

10.4	Lease Agreement dated June 26, 2007 between CryoPort, Inc. and Viking Investors—Barents Sea LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.5.

Exhibit No.	Description

10.4.1	Second Amendment To Lease: Renewal dated August 24, 2009, between CryoPort, Inc. and Viking Inventors-Barents Sea LLC.***

10.5	Securities Purchase Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.6.

10.6	Registration Rights Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.7.

10.7	Security Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.8.

10.8	Sitelet Agreement between FedEx Corporate Services, Inc. and CryoPort Systems, Inc. dated January 23, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 1, 2008 and referred to as Exhibit 10.9.

10.9	Securities Purchase Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.10.

10.10	Registration Rights Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.11.

10.11	Waiver dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.12.

10.12	Security Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.13.

10.13	Board of Directors Agreement between Larry G. Stambaugh and CryoPort, Inc. dated December 10, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated December 5, 2008 and referred to as Exhibit 10.15.

10.14	Rental Agreement with FedEx Corporate Services and CryoPort, Inc. dated May 15, 2009 (CryoPort has filed a Confidential Treatment Request under Rule 24b-5 of the Exchange Act, for parts of this document). Incorporated by reference to CryoPort’s Annual Report on Form 10-K for the year ended March 31, 2009 and referred to as Exhibit 10.16.

10.15	Settlement Agreement and Mutual Release with Dee Kelly and CryoPort, Inc. dated July 24, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 20, 2009 and referred to as Exhibit 10.14.

10.16	Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. and its subsidiary dated July 30, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 29, 2009 and referred to as Exhibit 10.15.

10.17	Employment Agreement with Larry G. Stambaugh and CryoPort, Inc. dated August 1, 2009. Incorporated by reference to CryoPort’s Current Report dated August 21, 2009 and referred to as Exhibit 10.19.

10.18	Letter Accepting Consulting Agreement dated October 1, 2007 with Carpe DM, Inc. and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.1.

10.19	Master Consulting and Engineering Services Agreement dated October 9, 2007 with KLATU Networks, LLC and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.2

Exhibit No.	Description

10.20	Investment Banker Termination Agreement dated April 6, 2009 with Bradley Woods & Co. Ltd., SEPA Capital Corp., Edward Fine, and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated April 13, 2009 and referred to as Exhibit 10.1.

10.21	Attorney-Client Retainer Agreement with Gary Curtis Cannon and CryoPort, Inc. dated December 1, 2007. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated June 11, 2009 and referred to as Exhibit 10.3.

10.22	CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.21.

10.23	CryoPort, Inc., Form Incentive Stock Option Award Agreement under the CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.22.

10.24	Form of Warrant to be entered into between the Registrant and Rodman & Renshaw, LLC.*

23.1	Consent of Independent Registered Public Accounting Firm—KMJ Corbin & Company LLP.***

23.2	Consent by Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24	Power of Attorney***

*	Filed herewith

**	To be filed by amendment

***	Previously filed

Item 17.	Undertakings

*(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

*(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this February 11, 2010.

CRYOPORT, INC.

By:	/s/ LARRY G. STAMBAUGH
Larry G. Stambaugh Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY G. STAMBAUGH Larry G. Stambaugh	Director and Chief Executive Officer (Principal Executive Officer)	February 11, 2010

/s/ CATHERINE DOLL Catherine Doll	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2010

/s/ * Carlton M. Johnson, Jr.	Director	February 11, 2010

/s/ * Adam M. Michelin	Director	February 11, 2010

* By:	/s/ LARRY G. STAMBAUGH
Larry G. Stambaugh
Attorney-in-fact